SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 27, 2023
Date of Report (Date of earliest event reported)

UNITED SECURITY BANCSHARES
(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

000-32987	91-2112732
(Commission File Number)	(I.R.S. Employer Identification No.)

2126 Inyo Street, Fresno, California	93721
(Address of principal executive offices)	(Zip Code)
559-248-4943
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UBFO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2023, the Board of Directors of United Security Bancshares (the “Company”) and United Security Bank (the “Bank”) appointed Thomas G. Walker as a member of their respective Boards, effective immediately, increasing the current board member count to 11. It has not been determined on what committees of the Boards of Directors Mr. Walker will be appointed.

Mr. Walker currently serves as Principal/Owner of Capital Group Inc. dba Capitalize which is a California-based commercial lending mortgage banking firm where he has been since July 2021.

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Walker had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

No arrangement or understanding exists between either Mr. Walker and any other person pursuant to which he was selected as a director of the Company or the Bank.

The Company’s press release announcing the appointments of Mr. Walker is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements And Exhibits.

(d) Exhibits.

EXHIBIT #
99.1 Press release of United Security Bancshares dated July 27, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

United Security Bancshares

Date:	July 27, 2023	By: /s/ David A. Kinross
David A. Kinross
Senior Vice President and Chief Financial Officer